CERTIFICATE OF SECRETARY
     The undersigned Secretary for Goldman Sachs Variable Insurance Trust (the “Trust”) hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution at a meeting of the Board held on June 16, 2005.
     RESOLVED, that the Trustees and Officers of the Trust who may be required to execute the Trust’s Registration Statement on Form N-14 and any amendments thereto be, and each hereby are, authorized to execute a power of attorney appointing Peter Bonanno, James A. Fitzpatrick, James A. McNamara, John M. Perlowski and Howard B. Surloff, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities to sign the Registration Statement on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 of Goldman Sachs Variable Insurance Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.
Dated: January 20, 2006

/s/ Howard B. Surloff
Howard B. Surloff,
Secretary

C-12